UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2021

FUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Canada	001-39344	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

270 Longwood Road South

Hamilton, Ontario, Canada, L8P 0A6

(Address of principal executive offices, including zip code)

(289) 799-0891

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 11, 2021, upon recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Fusion Pharmaceuticals, Inc. (the “Company”) elected Philina Lee, Ph.D. to serve as a member of the Board until her successor is duly elected and qualified or until her earlier resignation or removal. The number of seats on the Company’s Board was increased to eight from seven immediately prior to Dr. Lee’s election.

Dr. Lee brings 15 years’ experience in the biopharmaceutical industry to the Board. She currently serves as Senior Vice President and Head of Portfolio Strategy at Blueprint Medicines, a publicly traded, global precision therapy company focused on cancer and hematological disorders. Since joining Blueprint in 2014, Dr. Lee has served in positions of increasing responsibility, including leading new product strategy, establishing the commercial organization, and leading multiple new product launches. In her current role, she is responsible for providing strategic and operational leadership across the portfolio, leading the portfolio management team as well as the program leadership and program management functions.

Prior to joining Blueprint Medicines, Dr. Lee served as Head of U.S. Marketing at Algeta ASA, where she contributed to building the fully integrated organization that successfully launched Xofigo® (radium-223 dichloride), a first in class alpha-emitting radiopharmaceutical. Algeta was acquired by Bayer AG in 2014. Dr. Lee does not currently serve on any other public company board of directors. Dr. Lee holds a Ph.D. from the Massachusetts Institute of Technology and a B.S. from the University of Alberta.

Dr. Lee will be entitled to receive compensation for her board service as a non-employee director in accordance with the Company’s director compensation policies, and receive an initial option award to purchase 30,000 common shares. As a non-employee director, Dr. Lee is also entitled to an annual retainer of $35,000.

The Company also entered into an indemnification agreement with Dr. Lee in connection with her appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Dr. Lee and any other persons pursuant to which she was selected as a director, and Dr. Lee has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 11, 2021, the Company issued a press release announcing the election of Dr. Lee to the Board. The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by Fusion Pharmaceuticals Inc., dated February 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: February 12, 2021	By:	/s/ Maria Stahl
Maria Stahl
Chief Legal Officer